SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 30, 1999

AMERICAN COMMUNITY PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	1-14369 (Commission File Number)	52-2058165 (I.R.S. Employer Identification No.)

222 Smallwood Village Center
St. Charles, Maryland 20602
(Address of principal executive offices)(Zip Code)

(301) 843-8600
(Registrant's telephone number, including area code)

Item 1. Changes in Control of Registrant.

Not applicable.

Item 2. Acquisition or Disposition of Assets.

Not applicable.

Item 3. Bankruptcy or Receivership.

Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

Not applicable.

Item 5. Other Events.

One of American Community Properties Trust's subsidiaries, American Rental Properties Trust, a Maryland real estate investment trust which owns partnership interests in 13 rental apartment properties in Maryland and Virginia, will not qualify under the "closely held rules" as a REIT for federal income tax purposes for its taxable year ending December 31, 1999. American Rental Properties Trust will be taxed as a corporation, resulting in estimated taxes for 1999 of approximately $300,000. Additional information regarding this subject is set forth in Attachment A to this report which is incorporated by reference.

Item 6. Resignations of Registrant's Directors.

Not applicable.

Item 7. Financial Statements and Exhibits.
(a)	None.
(b)	None.
(c)	Exhibits.
	99.	News Release dated July 2, 1999	Filed herewith (See Attachment A)

Item 8. Change in Fiscal Year.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AMERICAN COMMUNITY PROPERTIES TRUST
(Registrant)

Dated: July 8, 1999	By: /s/ J. Michael Wilson
J. Michael Wilson Chairman and Chief Executive Officer

Dated: July 8, 1999	By: /s/ Cynthia L. Hedrick
Cynthia L. Hedrick Vice President and Controller

Attachment A

AMERICAN COMMUNITY PROPERTIES TRUST
222 Smallwood Village Center
St. Charles, Maryland 20602

News Release
FOR IMMEDIATE RELEASE	CONTACT
July 2, 1999	Edwin L. Kelly
(301) 843-8600

AMERICAN COMMUNITY PROPERTIES TRUST REPORTS ON REIT STATUS OF ITS U.S. HOUSING SUBSIDIARY

St. Charles, Md-- American Community Properties Trust (ACPT) (AMEX, PE: APO) announced today that one of its subsidiaries, American Rental Properties Trust, a Maryland real estate investment trust which owns interest in 13 rental apartment properties in Maryland and Virginia, will not qualify under the "closely held rules" as a REIT for federal income tax purposes for its taxable year ending December 31, 1999. American Rental will be taxed as a corporation, resulting in estimated taxes for 1999 of approximately $300,000. Under Internal Revenue Service rules, American Rental will not be eligible to make another REIT election prior to its taxable year beginning in 2004. The other subsidiaries American Land Development U.S., Inc., American Rental Management Company and IGP Group Corp., will continue to be taxed as corporations.

ACPT Chairman, J. Michael Wilson, stated, "The primary purpose of the 1998 restructuring that led to ACPT's formation was to create an investment vehicle whose principal source of income would be dividends from corporations engaged in real estate businesses, in order to make the Company eligible for investments by pension trusts and mutual funds. Loss of REIT status by American Rental does not impair this primary objective. American Rental's inability to comply with REIT requirements will not have a material affect on ACPT's financial condition."

In connection with the restructuring, ACPT attempted to raise additional equity capital through a private offering of preferred shares. The preferred offering would have resulted in a dilution of the percentage interest of all ACPT shareholders, including the Wilson family, whose percentage interest would have been reduced below 40 percent which would have preserved the REIT status of American Rental. ACPT was unsuccessful in raising additional equity in the time period required for American Rental to continue as a REIT. ACPT President, Edwin L. Kelly, stated, "ACPT will continue to explore ways to broaden its equity capital and restructure its debt on terms favorable to the Company".

ACPT, with operations in Maryland and Puerto Rico, specializes in community development, investment apartment properties, and asset management services.